SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No.                  )

Filed by the Registrant   [ X ]

Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[X]   Preliminary Proxy Statement        [   ]  Confidential.  For Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Middlesex Water Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

________________________________________________________________________________

      (2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

      (4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________

      (5) Total fee paid:

________________________________________________________________________________

[  ]  Fee paid previously with preliminary materials:

________________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                                     [LOGO]



                                                                  April 21, 1998

Dear Stockholder:

     YOUR VOTE IS IMPORTANT TO US! Whether or not you plan to attend the Stockholders' Meeting, I urge you to vote. Please specify your choice by marking the appropriate boxes on the enclosed proxy card and sign, date and return your proxy in the enclosed postpaid return envelope as promptly as possible. If you date, sign and return your proxy card without indicating your choices, the persons designated as proxies will vote your shares in accordance with the recommendations of your Directors and management.

     You are cordially invited to attend your Company's 1998 Annual Meeting of Stockholders which will be held at the office of the Company, 1500 Ronson Road, Iselin, New Jersey, on Wednesday, May 27, 1998, at 11:00 a.m.

     Following the Annual Meeting you are also invited to tour our Company headquarters facilities and to remain for luncheon.

     I hope you will be able to attend.


                                      Sincerely,



                                      /s/ J. RICHARD TOMPKINS
                                          ----------------------------------
                                          J. Richard Tompkins
                                          Chairman of the Board and President

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SOLICITATION AND REVOCATION OF PROXIES..................................

SHARES ENTITLED TO VOTE.................................................

GENERAL INFORMATION.....................................................

PROPOSAL 1 - ELECTION OF DIRECTORS .....................................

NOMINEES FOR ELECTION AS DIRECTOR WITH TERM EXPIRING IN 2001 -
  CLASS II .............................................................

DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 1998 ANNUAL MEETING...........

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN
  BENEFICIAL OWNERS.....................................................

EXECUTIVE COMPENSATION
     Summary Compensation Table.........................................
     Compensation of Directors..........................................
     Compensation Committee Interlocks and Insider
       Participation....................................................
     Compensation Pursuant to Pension Plans.............................

REPORT OF THE EXECUTIVE DEVELOPMENT AND COMPENSATION COMMITTEE..........

STOCK PERFORMANCE GRAPH.................................................

PROPOSAL 2 - APPOINTMENT OF INDEPENDENT AUDITORS........................

PROPOSAL 3 - AMENDMENT TO THE RESTATED CERTIFICATE
               OF INCORPORATION TO INCREASE THE
               AUTHORIZED COMMON STOCK FROM 6,000,000
               SHARES TO 10,000,000 SHARES..............................

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS............................

OTHER MATTERS...........................................................

MINUTES OF LAST PREVIOUS MEETING OF STOCKHOLDERS........................

APPENDIX A - PROPOSED AMENDMENT OF ARTICLE 7A OF THE RESTATED
  CERTIFICATE OF INCORPORATION..........................................

                                     [LOGO]



                                 ------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 27, 1998
                                       AND
                                 PROXY STATEMENT

                                 ------------

To the Stockholders of MIDDLESEX WATER COMPANY

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MIDDLESEX WATER COMPANY will be held at the office of the Company, 1500 Ronson Road, Iselin, New Jersey, on Wednesday, May 27, 1998, at 11:00 a.m., for the following purposes:

     1. To elect two members of Class II of the Board of Directors and to elect and reclassify one member from Class I to Class II to hold office until the Annual Meeting of Stockholders in the year 2001, and in each case until their respective successors are elected and qualify.

     2. To consider and act upon the approval of the appointment of Deloitte & Touche LLP as independent auditors for the year 1998.

     3. To amend the Restated Certificate of Incorporation to increase the authorized Common Stock from 6,000,000 shares to 10,000,000 shares.

     4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only holders of record of Common Stock at the close of business on April 1, 1998, will be entitled to notice of and to vote at the meeting.

     The Company's Annual Report for the year ended December 31, 1997, has already been mailed to stockholders.

     If you are unable to be present at the meeting but desire to have your shares voted, please execute the enclosed proxy and return it in the accompanying envelope, to which no postage need be affixed if mailed in the United States.

                                           By Order of the Board of Directors,



                                           /s/ MARION F. REYNOLDS
                                               ---------------------------------
                                               Marion F. Reynolds
                                               Secretary
April 21, 1998

------------------------------------------------------------------------------
                                    IMPORTANT
              To assure your representation at the meeting, please
                        mail the enclosed proxy promptly.
------------------------------------------------------------------------------

                                     [LOGO]


                                  ------------

                                 PROXY STATEMENT

                                  ------------


     Notice of the Annual Meeting of Stockholders of Middlesex Water Company to be held on May 27, 1998, is attached. You are cordially invited to attend the meeting. If you are unable to attend, you are requested to sign and complete the enclosed proxy and return it in the accompanying envelope.

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the Company may make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals and will reimburse them for their expenses in so doing. The solicitations will be initially by mail, and it may later be decided to make further solicitations by mail, telephone, telegraph, or personal calls by Directors, Officers, and employees of the Company. This proxy statement and the accompanying proxy are first being sent to stockholders on or about April 21, 1998.

     The giving of a proxy does not preclude the right to vote in person should the Stockholder giving the proxy so desire, and a proxy may be revoked by giving notice to the Secretary of the Company in writing at any time prior to the commencement of the meeting or in open meeting prior to the taking of the vote to which such revocation relates.

                             SHARES ENTITLED TO VOTE

     As of April 1, 1998, there were outstanding 4,315,632 shares of Common Stock which is the only class of capital stock entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held. As stated in the Notice of Meeting, holders of record of Common Stock at the close of business on April 1, 1998, will be entitled to vote at the meeting or any adjournment thereof.

                               GENERAL INFORMATION

     Management of the Company is under the general direction of a Board of Directors elected by the stockholders. The Board of Directors holds regular monthly meetings and meets on other occasions when required in special circumstances. The Board of Directors held thirteen meetings and the Board Committees held ten meetings during the year 1997. Each incumbent Director attended more than 83% of the total number of meetings of the Board and Committees on which each served. Attendance at Board and Committee meetings by Directors as a group averaged 95% in 1997.

     The Board of Directors has an Audit Committee which reviews the scope of the audit and receives and reviews the auditors' annual report. The Committee held two meetings during the year 1997.

     The Board of Directors has an Executive Development and Compensation Committee which reviews and makes recommendations to the Board of Directors as to the salaries and benefits of the Executive Officers of the Company and administers the 1989 Restricted Stock Plan. The Committee held four meetings during the year 1997.

     The Board of Directors has a Pension Committee which reviews investment policies and determines recommended investment objectives for the Company's Pension Plan and meets periodically with the Company's Investment Managers. The Committee held four meetings during the year 1997.

     The Board of Directors appoints an ad hoc Pricing Committee from time to time as needed. In September 1997 such a Committee was appointed to approve the terms of the proposed sale in 1998 of First Mortgage Bonds. The Committee did not meet in 1997.

     The Board of Directors appoints an ad hoc Nominating Committee from time to time as needed. Such a Committee was not appointed in 1997. The Company does not currently have a Nominating Committee. Qualified nominations for Directors recommended by stockholders will be considered by a Nominating Committee when appointed. Recommendations should be sent to Middlesex Water Company, Office of the Secretary, 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452. Any nominations for Director should be received by the Secretary on or before December 22, 1998.

PROPOSAL 1

                              ELECTION OF DIRECTORS

     At the Annual Meeting of Stockholders two members of Class II of the Board of Directors are to be elected and one member of Class I is to be reclassified as a member of Class II each to hold office until the Annual Meeting of Stockholders in the year 2001, and until their respective successors are elected and qualify. The present terms of the two Directors included in Class II of the Board of Directors expire at the 1998 Annual Meeting. The present term of the one Director in Class I, Ernest C. Gere, expires at the 2000 Annual Meeting. His election and reclassification at this meeting will extend that term. The reclassification of one member from Class I to Class II is necessary in order that each Class of Director contains the same number of members.

     The nominees listed were selected by the Board of Directors of the Company. Proxies in the accompanying form will be voted for these nominees, unless authority to vote for one or more of them shall have been withheld by so marking the enclosed proxy. Directors shall be elected by a plurality of the votes cast at the election.

     If at the time of the meeting any of the nominees listed should be unable to serve, which is not anticipated, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of Directors constituting a full Board is reduced.

     There is shown as to each nominee, and as to each Director whose term of office will continue after the 1998 Annual Meeting, age as of the date of the Annual Meeting, the period of service as a Director of the Company, and business experience during the last five years.

                            NOMINEES FOR ELECTION AS
                 DIRECTOR WITH TERM EXPIRING IN 2001 - Class II

                                EXPIRATION        BUSINESS EXPERIENCE
 NAME, PERIOD SERVED AS          DATE OF        DURING PAST FIVE YEARS
  DIRECTOR OF COMPANY     AGE   NEW TERM       AND OTHER AFFILIATIONS
  -------------------     ---   --------       -----------------------
Ernest C. Gere            65      2001     Retired. Formerly Senior Vice
 Director since 1988                          President and Chief
                                              Financial Officer of the
                                              Company.
                                           Chairman of Pension and Pricing
                                              Committees and Member of
                                              Executive Development and
                                              Compensation Committee.

Stephen H. Mundy          64      2001     Retired.  Formerly Vice
  Director since 1977                         President, A. Stanley Mundy,
                                              Inc., Public Utility
                                              Contractor, Virginia Beach,
                                              Virginia.
                                           Chairman of Executive
                                              Development and Compensation
                                              Committee.

                      DIRECTORS WHOSE TERMS CONTINUE BEYOND
                       THE 1998 ANNUAL MEETING AND ARE NOT
                         SUBJECT TO REELECTION THIS YEAR

                                EXPIRATION           BUSINESS EXPERIENCE
NAME, PERIOD SERVED AS         DATE OF TERM        DURING PAST FIVE YEARS
 DIRECTOR OF COMPANY   AGE      AND CLASS         AND OTHER AFFILIATIONS
 -------------------   ---      ---------         ----------------------

Richard A. Russo          52      2001     Executive Vice President of the
  Director since 1994                        Company since May 1995 and prior to
                                             that date was Vice
                                             President-Operations since 1989.
                                             Director and President of Tidewater
                                             Utilities, Inc., (TUI); Pinelands
                                             Water Company; Pinelands Wastewater
                                             Company; Director and Executive
                                             Vice President of Utility Service
                                             Affiliates, Inc.; subsidiaries of
                                             the Company and Director and
                                             President of Public Water Supply
                                             Company, Inc., and White Marsh
                                             Environmental Systems, Inc.,
                                             subsidiaries of TUI.

John C. Cutting        61        2000      Consulting Engineer, Science
  Director since 1996           Class I      Applications International
                                             Corporation, specialists in
                                             information, energy and military
                                             systems, Pittsburgh, Pennsylvania,
                                             since 1998 and prior to that date
                                             was Senior Engineer since 1987.
                                           Member of Audit and Pension
                                             Committees.

John P. Mulkerin (1)   60         2000     President, Chief Executive
  Director since 1996           Class I      Officer and Director of First
                                             Savings Bank/SLA of Perth Amboy,
                                             New Jersey, since 1996 and prior to
                                             that date was Executive Vice
                                             President, Chief Operating Officer
                                             and Corporate Secretary since 1987
                                             and General Counsel since 1993.
                                             Director of FSB Financial Corp.;
                                             Raritan Bay Medical Center and
                                             Daytop Village Foundation.
                                           Member of Audit and Pricing
                                             Committees.

Philip H. Reardon      61         2000      President and Chief Executive
   Director since               Class I       Officer, Essex County Gas
   1991                                       Company, Amesbury,
                                              Massachusetts.  Director of
                                              Essex County Gas Company,
                                              New England Gas Association,
                                              American Gas Association and
                                              First & Ocean National Bank.
                                            Chairman of Pension Committee
                                              and Member of Audit
                                              Committee.

William E. Scott       78         1999      Retired.  Formerly Senior
   Director since              Class III      Executive Vice President,
   1978                                       Public Service Electric and
                                              Gas Company, Newark, New
                                              Jersey.  Trustee of Delta
                                              Dental Plan of New Jersey,
                                              Inc.
                                            Chairman of Audit Committee.

Jeffries Shein (1)     57         1999      Partner, Jacobson, Goldfarb &
  Director since 1990          Class III      Tanzman, Industrial and
                                              Commercial Brokerage Firm,
                                              Woodbridge, New Jersey.
                                              Director of First Savings
                                              Bank/SLA, Perth Amboy, New
                                              Jersey, and Chairman of the
                                              Board of Raritan Bay Medical
                                              Center.

                                            Member of Executive Development
                                              and Compensation Committee
                                              and Pricing Committee.

                      DIRECTORS WHOSE TERMS CONTINUE BEYOND
                       THE 1998 ANNUAL MEETING AND ARE NOT
                         SUBJECT TO REELECTION THIS YEAR

                                EXPIRATION           BUSINESS EXPERIENCE
NAME, PERIOD SERVED AS         DATE OF TERM        DURING PAST FIVE YEARS
 DIRECTOR OF COMPANY   AGE      AND CLASS         AND OTHER AFFILIATIONS
 -------------------   ---      ---------         ----------------------

J. Richard Tompkins    59         1999      Chairman of the Board and
   Director since 1981          Class III     President of the Company. Past
                                              President of National Association
                                              of Water Companies, Director of
                                              New Jersey Utilities Association
                                              and Raritan Bay Healthcare
                                              Foundation. Director and Chairman
                                              of Tidewater Utilities, Inc.,
                                              (TUI); Pinelands Water Company;
                                              Pinelands Wastewater Company;
                                              Director and President of Utility
                                              Service Affiliates, Inc.,
                                              subsidiaries of the Company, and
                                              Director of Public Water Supply
                                              Company, Inc., and White Marsh
                                              Environmental Systems, Inc.,
                                              subsidiaries of TUI.

(1) In addition to maintaining lines of credit totaling $20,000,000 with 3 other financial institutions, the Company has proposed to establish a $10,000,000 line of credit with First Savings Bank/SLA of Perth Amboy, New Jersey. All such lines of credit may be drawn on for short terms at market rates.

                 SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of April 1, 1998, beneficial ownership of Middlesex Water Company Common Stock by the Directors, Executive Officers named in the table appearing under Executive Compensation and all Directors and Executive Officers as a group. Jeffries Shein owned 1.46% of the shares outstanding on April 1, 1998. All other individual Directors and Executive Officers owned less than 1% of the shares outstanding on April 1, 1998.

                                          AMOUNT AND NATURE
                                            OF BENEFICIAL
                  NAME                        OWNERSHIP
                  ----                        ---------
               Walter J. Brady                 7,583
               John C. Cutting                16,147
               Ernest C. Gere                  4,920
               John P. Mulkerin                3,500
               Stephen H. Mundy               35,287
               Philip H. Reardon               9,696
               Richard A. Russo                6,582
               William E. Scott                5,833
               Jeffries Shein*                70,350
               Dennis G. Sullivan              4,076
               J. Richard Tompkins**          20,706
               Ronald F. Williams              1,119
     All Directors and Executive Officers
       as a group (14)                       198,073***

-------------

    * Includes 7,429 shares over which Mr. Shein has shared voting powers. Mr. Shein also disclaims beneficial ownership of 1,775 additional shares.
   ** Disclaims beneficial ownership of 202 additional
      shares.
  *** 4.58% of the shares outstanding on April 1, 1998.

     The following table sets forth information made known to the Company as of December 31, 1997, of any person or group to be the beneficial owner of more than five percent of the Company's Common Stock:

                                        NUMBER OF SHARES
                                       BENEFICIALLY OWNED
                                         AND NATURE OF            PERCENT
         NAME AND ADDRESS             BENEFICIAL OWNERSHIP(1)    OF CLASS
         ----------------             ----------------------     --------
         Verona Construction Company         329,800               7.73%
         1201 Market Street
         Wilmington, Delaware 19801

------------

(1) Beneficial owner has sole power to vote and dispose of such shares.

                             EXECUTIVE COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the years 1997, 1996 and 1995 of certain officers whose total annual salary amounted to $100,000 or more.

                           SUMMARY COMPENSATION TABLE

                                              Restricted       All
       Name and                                 Stock      Other Annual
  Principal Position       Year    Salary       Award      Compensation
  -------------------      ----    ------     ----------   -------------
                                                 (1)
J. Richard Tompkins        1997   $239,350     $25,462     $ 8,372(2)
Chairman of the Board      1996   $229,350     $40,844     $ 8,285(2)
  and President            1995   $217,261     $42,188     $10,074


Richard A. Russo           1997   $155,350     $13,580     $ 6,497(2)
Executive Vice             1996   $143,350     $21,239     $ 5,989(2)
President                  1995   $132,885     $16,875     $ 5,483

Walter J. Brady            1997   $119,950     $ 6,790     $ 5,373(2)
Vice President-            1996   $115,350     $11,436     $ 5,170(2)
  Administration           1995   $111,350     $10,125     $ 4,569

Dennis G. Sullivan         1997   $115,750     $ 6,790     $ 5,168(2)
Vice President &           1996   $111,350     $13,070     $ 4,974(2)
General Counsel and        1995   $106,816     $13,500     $ 4,350
  Assistant Secretary &
  Assistant Treasurer

Ronald F. Williams         1997   $108,550     $ 6,790     $ 4,047(2)
Vice President-            1996   $104,350     $ 8,169     $ 4,023(2)
  Operations               1995   $ 76,408(3)      --      $ 1,202


------------

(1) The number and value of Restricted Stock held in escrow as of December 31, 1997, were as follows: Mr. Tompkins - 8,900/$198,025; Mr. Russo - 4,600/$102,350; Mr. Brady - 2,800/$62,300; Mr. Sullivan - 3,200/$71,200;
     and Mr. Williams - 900/$20,025. Generally, the restrictions lapse on these awards five years from the date of grant. The restrictions also lapse in the event of a change in control of the Company. All dividends on these shares are paid to the awardees.

(2) Includes employer contribution to the Company's defined contribution plan and life insurance premiums for 1997: Mr. Tompkins ($5,542 and $2,830), Mr. Russo ($5,425 and $1,072), Mr. Brady ($4,186 and $1,187), Mr. Sullivan
     ($4,039 and $1,129) and Mr. Williams ($3,648 and $399).

(3)  Mr. Williams began his employment with the Company in March 1995.

                            COMPENSATION OF DIRECTORS

     A Director who is not an officer of the Company or its subsidiaries is paid an annual retainer of $6,000 and a fee of $500 for attendance at Board of Directors (Board) meetings; a fee of $250 for attendance at special meetings of the Board and a fee of $150 for attendance at special Board Committee meetings by means of communications facilities and a fee of $350 for each committee meeting attended. Committee chairmen receive an additional $200 for each committee meeting chaired. Directors who are officers of the Company are paid a fee of $250 for each meeting of the Board attended.

                     COMPENSATION PURSUANT TO PENSION PLANS
            Annual Benefit based on Compensation and Years of Service

 Final
 Year's
Compensation                   Years of Service
------------  -----------------------------------------------------------
                 15         20        25        30        35        45
                 --         --        --        --        --        --
 $100,000     $ 59,125   $ 59,125  $ 59,125  $ 59,125  $ 59,125  $ 72,726
 $125,000     $ 77,875   $ 77,875  $ 77,875  $ 77,875  $ 77,875  $ 92,476
 $150,000     $ 96,625   $ 96,625  $ 96,625  $ 96,625  $ 96,625  $112,226
 $175,000     $115,375   $115,375  $115,375  $115,375  $115,375  $120,126
 $200,000     $134,125   $134,125  $134,125  $134,125  $134,125  $134,125
 $225,000     $152,875   $152,875  $152,875  $152,875  $152,875  $152,875
 $250,000     $171,625   $171,625  $171,625  $171,625  $171,625  $171,625
 $300,000     $209,125   $209,125  $209,125  $209,125  $209,125  $209,125

     All employees who receive pay for 1,000 hours during the year are included in the Qualified Pension Plan. Under the noncontributory trusteed defined benefit plan current service costs are funded annually. The Company's annual contribution is determined on an actuarial basis. Benefits are measured from the member's entry date and accrue to normal retirement date or date of early retirement. Benefits are calculated, at normal retirement, at 1.25% of pay up to the Executive's benefit integration level, plus 1.9% of such excess pay, multiplied by service to normal retirement date, capped at 35 years of such excess pay, multiplied by service to normal retirement date of age 65. Average pay is the highest annual average of total pay during any 5 consecutive years within the 10 calendar-year period prior to normal retirement date. The benefit integration level is based on the 1997 Summary Compensation Table. The benefit amounts are not subject to any deduction for Social Security benefits or other offset amounts.

     During the year 1997, the Company made a statutory contribution to the Pension Plan in the amount of $50,000. Remuneration covered under the Pension Plan includes base wages only and not Directors' fees.

     The estimated credited years of service based on normal retirement at age 65 includes 22 years, 20 years, 44 years, 22 years and 19 years for Messrs. Tompkins, Russo, Brady, Sullivan, and Williams, respectively.

     Supplemental Executive Retirement Plan - All executive officers are eligible to participate in the deferred compensation plan known as the Supplemental Executive Retirement Plan at the discretion of the Board of Directors.

     A participant who retires on his normal retirement date is entitled to an annual retirement benefit equal to 75% of his compensation reduced by his primary Social Security benefit and further reduced by any benefit payable from the Qualified Pension Plan. In certain cases further reductions are made for benefits from other employment.

     Vesting provisions start at 50% for 5 years of service and increases 10% for each year of service for a maximum of 100% vesting at 10 years of service. Annual retirement benefits are payable for 15 years either to the participant or his beneficiary.

     Retirement benefits may be in the form of single life annuity, joint and 50% survivors annuity, joint and 100% survivors annuity, single life annuity with a 10-year certain period and single life annuity with a 15-year certain period paid on an actuarial equivalent basis.

     The Company is not obligated to set aside or earmark any monies or other assets specifically for the purpose of funding the Plan. The benefits are in the form of an unfunded obligation of the Company. The Company has elected to purchase Corporate-owned life insurance as a means of satisfying its obligation under this Plan. The Company reserves the right to terminate any plan or life insurance at any time; however, a participant is entitled to any benefits he would have been entitled to under the Plan provisions. For the year 1997 the Company paid life insurance premiums totaling $109,000 for Messrs. Tompkins, Russo, Brady, Sullivan and Williams, which provides a preretirement net death benefit of 1-1/2 times base salary at date of death.

     Defined Contribution Plan - The Company matches 100% of that portion of the contribution which does not exceed 1% of basic pay plus an additional 50% of that portion from 2% to 6% of basic pay. Distributions under the Plan are made upon normal retirement, total and permanent disability or death and are subject to certain vesting provisions as to Company contributions. In 1995, this Plan was converted from an after tax plan to a 401(k) pretax plan.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the 1997 Executive Development and Compensation Committee were Stephen H. Mundy, Carolina M. Schneider and Jeffries Shein. The members of the 1998 Executive Development and Compensation Committee, appointed in September 1997, are Ernest C. Gere, Stephen H. Mundy and Jeffries Shein. During 1997, no member of the Executive Development and Compensation Committee was an officer or employee of the Company or a subsidiary. Stephen H. Mundy has a financial interest in a construction company that was awarded a contract by the Company in the amount of $0.7 million in 1997. Ms. Schneider retired as a Director of the Company on November 18, 1997, and was formerly Secretary-Treasurer of the Company. Mr. Gere was formerly Senior Vice President of the Company.

         REPORT OF THE EXECUTIVE DEVELOPMENT AND COMPENSATION COMMITTEE

     The compensation program for executive officers of the Company is administered by the Executive Development and Compensation Committee of the Board of Directors. The 1997 Committee was composed of three independent
Directors: Stephen H. Mundy, Jeffries Shein and Carolina M. Schneider. (Ms. Schneider retired as a Director of the Company on November 18, 1997.) The Committee is responsible for setting and administering the policies which govern annual compensation and Restricted Stock awards. Policies and plans developed by the Committee are approved by the full Board of Directors.

     The Committee's compensation policies and plans applicable to the executive officers seek to enhance the profitability of the Company and shareholder value, as well as control costs and maintain reasonable rates for the customers. The Committee's practices reflect policies that compensation should (1) attract and retain well-qualified executives, (2) support short-and long-term goals and objectives of the Company, (3) reward individuals for outstanding contributions to the Company's success, (4) be meaningfully related to the value created for shareholders, and (5) relate to maintenance of good customer relations and reasonable rates.

     The Committee meets with Mr. Tompkins to evaluate the performance of the other executive officers and meets in the absence of Mr. Tompkins to evaluate his performance. The Committee reports on all executive evaluations to the full Board of Directors.

     Base salary levels are reviewed annually using compensation data produced by an outside compensation expert for similar positions and comparable companies. Base salaries for satisfactory performance are targeted at the median of the competitive market. Individual performance of the executive is determined and taken into account when setting salaries against the competitive market data. The Committee reviews, as well, the individual's efforts on cost control and his or her contributions to the results of the year. The Committee also reviews the Company's financial results compared with prior years and compared with other companies. It compares salaries with both water and general industry salaries.

     The factors and criteria upon which Mr. Tompkins' compensation was based generally include those discussed with respect to all the executive officers. Specifically, however, his salary is based on his overall performance and that of the Company. His salary was set at a rate which was approximately the median of the utility market and below that of the general industry. In addition, in evaluating the performance of the CEO, the Committee has taken particular note of management's success with respect to the growth of the Company.

     The Company maintains a restricted stock plan for the purpose of attracting and retaining key executives and other employees having managerial or supervisory responsibility who have contributed, or are likely to contribute, significantly to the long-term performance and growth of the Company and its subsidiaries. This plan is designed to enhance financial performance, customer service and corporate efficiency through a performance-based stock award. Annual stock awards are based upon several factors including the participant's ability to contribute to the overall success of the Company.

     The level of awards and the value of the performance are reviewed annually by the Committee. The Committee submits reports on all executive evaluations and restricted stock awards to the full Board of Directors for approval.

                                    1998 Executive Development
                                    and Compensation Committee
                                     Stephen H. Mundy, Chairman
                                     Ernest C. Gere
                                     Jeffries Shein

                             STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total return (which includes reinvestment of dividends) on a $100 investment for the Company's Common Stock, the NASDAQ and a peer group of investor-owned water utilities for the period of five years commencing December 31, 1992. The peer group includes Aquarion Company, California Water Service Company, Connecticut Water Service, Inc., Consumers Water Company, E'town Corporation, Philadelphia Suburban Corporation, SJW Corporation, Southern California Water Company, Southwest Water Company, United Water Resources and the Company. For 1997, the peer group was reduced by one company, IWC Resources Corporation, which was acquired in 1997.



                    [GRAPHICAL REPRESENTATION OF CHART BELOW]


      --------------------------------------------------------------------
                  12/31/92 12/31/93 12/31/94  12/31/95 12/31/96 12/31/97
      --------------------------------------------------------------------
      MSEX          $100     $132     $107      $128     $127     $179
      --------------------------------------------------------------------
      NASDAQ         100      115      112       159      195      240
      --------------------------------------------------------------------
      Peer Group     100      115      106       122      155      211
      --------------------------------------------------------------------

PROPOSAL 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP of Parsippany, New Jersey, as independent auditors to make the annual audit of the books of account and supporting records of the Company for 1998, subject to the approval of the stockholders entitled to vote for the election of Directors, by a majority of the votes cast on the question of such approval, provided a quorum is present, at the Annual Meeting of Stockholders.

     Representatives of Deloitte & Touche LLP will be present at the meeting, and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3

             AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION
                  TO INCREASE THE AUTHORIZED COMMON STOCK FROM
                      6,000,000 SHARES TO 10,000,000 SHARES

     The Board of Directors unanimously recommends that the stockholders approve an amendment to the Company's Restated Certificate of Incorporation increasing the authorized Common Stock, without par value, from 6,000,000 shares to 10,000,000 shares. The text of the proposed amendment is attached hereto as Appendix A.

     As of April 1, 1998, 4,315,632 shares of the 6,000,000 shares of Common Stock presently authorized were outstanding. 1,684,368 shares were available for issuance for other purposes, including the Dividend Reinvestment and Common Stock Purchase Plan.

     The Board of Directors believes that it would be in the best interests of the Company to have additional shares available for issuance at its discretion for acquisitions, financings, stock dividends or splits, and other corporate purposes. The proposed amendment would not change the terms of the Common Stock, which does not have preemptive rights. No further stockholder authorization for the issuance of the additional shares will be solicited prior to issuance.

     The power of the Board of Directors to issue additional shares of Common Stock (within the limits imposed by applicable law) with voting or other rights which might impede or discourage a takeover attempt, may make the Company a less attractive takeover candidate, and may deter takeover attempts not approved by the Board in which stockholders might receive for some or all of their shares a substantial premium above market value at the time such takeover bid is made. The Company has no specific plans and there are no commitments, understandings or negotiations at this time with respect to the issuance of additional shares of Common Stock. The Company has stated that, in connection with financing the cost of the upgrade, expansion and addition of facilities at its principle water treatment plant and a related water intake station, the Company will consider an offering of Common Stock depending upon the amount of funds generated internally and from the sale of Common Stock under the Company's Dividend Reinvestment and Common Stock Purchase Plan.

VOTE REQUIRED FOR PROPOSAL 3

     The amendment of Article 7A of the Certificate of Amendment, which constitutes Proposal 3, will require the affirmative vote of the holders of two-thirds of the shares of the Company's Common Stock voting at the 1998 Annual Meeting (assuming the presence of a quorum).

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

                              STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at next year's annual meeting, it must be received by the Secretary of the Company at 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452, not later than December 22, 1998, in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

     The Management of the Company does not intend to bring any other matters before the meeting and has no reason to believe any will be presented to the meeting. If, however, other matters properly do come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment in such matters.


                MINUTES OF LAST PREVIOUS MEETING OF STOCKHOLDERS

     The minutes of the last previous meeting of Stockholders will be submitted at the meeting for the correction of any errors or omissions but not for the approval of the matters referred to therein.


                                          By Order of the Board of Directors,

                                          /s/  MARION F. REYNOLDS
                                          ------------------------------------
                                               Marion F. Reynolds
                                                  Secretary


Iselin, New Jersey
April 21, 1998

                                   APPENDIX A
               PROPOSED AMENDMENT OF FIRST SENTENCE OF ARTICLE 7A
                  OF THE RESTATED CERTIFICATE OF INCORPORATION

ARTICLE 7A. The total authorized capital stock of the Company is 10,249,980 shares, divided into 10,000,000 shares of common stock without nominal or par value, 149,980 shares of preferred stock without nominal or par value and 100,000 shares of preference stock without nominal or par value.

                         [MIDDLESEX WATER COMPANY LOGO]

                                1500 Ronson Road,
                          Iselin New Jersey 08830-3020
                                  732-634-1500




                                [MAP GOES HERE]






DIRECTIONS TO MIDDLESEX WATER COMPANY

FROM GARDEN STATE PARKWAY (NORTH OR SOUTH): Take Exit 131A to second traffic light. Turn right onto Middlesex--Essex Turnpike and proceed (about 1/2 mile) to first traffic light (Gill Lane). Turn right and go (about 1 mile) under railroad underpass and make right onto Ronson Road. Proceed past three large mirror-sided office buildings on the right. Make right into Middlesex Water Company at sign.

FROM NEW JERSEY TURNPIKE (NORTH OR SOUTH): Take Exit 11 onto Garden State Parkway North and follow above directions.

FROM US ROUTE NO. 1 (NORTH OR SOUTH): Proceed to the Woodbridge Center area and follow signs to Gill Lane. When on Gill Lane, make left turn onto Ronson Road. Proceed past three large mirror-sided office buildings on the right. Make right into Middlesex Water Company at sign.

|X| PLEASE MARK VOTES              REVOCABLE PROXY
    AS IN THIS EXAMPLE         MIDDLESEX WATER COMPANY

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 27, 1998

     The undersigned stockholder(s) hereby appoint(s) John C. Cutting and J. Richard Tompkins, and each of them, proxies, with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated, all the shares of common stock of Middlesex Water Company held on record by the undersigned on April 1, 1998, at the annual meeting of shareholders to be held on May 27, 1998, at 11:00 a.m., local time or any adjournment thereof.


Please be sure to sign and date     Date ___________
  this Proxy in the box below.
----------------------------------------------------

____________________________________________________
Shareholder sign above  Co-holder (if any) sign above

1.    Election of Directors, Nominees for Class II term expiring in 2001:

                        FOR    WITHHOLD    FOR ALL EXCEPT
                        |_|       |_|           |_|

      ERNEST C. GERE, STEPHEN H. MUNDY AND RICHARD A. RUSSO

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

________________________________________________________________________________

2. Approve the appointment of Deloitte & Touche LLP as auditors for the Company for the year 1998.

                            FOR     AGAINST   ABSTAIN
                            |_|       |_|       |_|

3. Amend the Restated Certificate of Incorporation by increasing the authorized Common Stock, from 6,000,000 shares to 10,000,000 shares.

                            For     Against   Abstain
                            |_|       |_|       |_|

In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting.

      PLEASE CHECK BOX IF YOU PLAN  |_|
      TO ATTEND THE MEETING.

      IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED HEREBY WILL BE VOTED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PERSONS NOMINATED AS DIRECTORS, AND FOR PROPOSALS NUMBER 2, 3.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

--------------------------------------------------------------------------------
   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                             MIDDLESEX WATER COMPANY
           [LOGO]      C/O REGISTRAR AND TRANSFER COMPANY
                               10 COMMERCE DRIVE
                        CRANFORD, NEW JERSEY 07016-3572

--------------------------------------------------------------------------------
    PLEASE DATE AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS PROXY.

      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by authorized officer and attach a corporate seal. For joint account, each joint owner should sign.

                              PLEASE ACT PROMPTLY
   BE SURE TO COMPLETE, SIGN AND RETURN THIS PROXY, WHETHER OR NOT YOU ELECT
         TO BE PRESENT IN PERSON. ALL SIGNATURES MUST APPEAR EXACTLY AS
                        YOUR NAME APPEARS ON THIS PROXY.
                                   THANK YOU
--------------------------------------------------------------------------------